LIST OF SUBSIDIARIES


                                      State or Other        Name Under
                                      Jurisdiction of       Which
Subsidiary                            Organization          Business Done
-----------                           ---------------       -------------

Central Asian Petroleum, Inc......     Delaware                CAP-D